SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 29, 2009

SIGA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-23047	13-3864870
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

420 Lexington Avenue, Suite 408 New York, New York (Address of principal executive offices)	10170 (Zip code)

Registrant's telephone number, including area code:  (212) 672-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

As previously disclosed in the Current Report on Form 8-K of SIGA Technologies, Inc., a Delaware corporation ("SIGA"), filed with the United States Securities and Exchange Commission (“SEC”) on June 23, 2008, on June 19, 2008, SIGA entered into a letter agreement (the "Letter Agreement") with MacAndrews & Forbes LLC (the "Investor"), providing for the Investor's commitment to invest, at SIGA's discretion, up to $8,000,000 in one or more (but no more than three) tranches over a one year period (the "Commitment Period") in exchange for (i) SIGA common stock at a per share price equal to the lesser of (A) $3.06 and (B) the average of the volume-weighted average price per share for the 5 trading days immediately preceding each funding date, and (ii) warrants to purchase 40% of the number of SIGA shares acquired by the Investor, exercisable at 115% of the common stock purchase price on such funding date (the "Consideration Warrants").  The Consideration Warrants will be exercisable for up to 4 years following the funding issuance of such warrants.   In addition and in consideration for the commitment of the Investor, the Investor received warrants to purchase 238,000 shares of SIGA common stock, exercisable at $3.06 (the "Commitment Warrants").  The Commitment Warrants are exercisable until June 19, 2012.  Under the terms of the Letter Agreement, the Investor is also able to invest in SIGA under the same terms during the Commitment Period.

On April 29, 2009, SIGA and the Investor entered into a letter agreement (the "Extension Agreement") extending the Commitment Period through June 19, 2010, and increasing the number of tranches available to no more than six.  The remaining terms of the Letter Agreement remained unchanged.

On April 29, 2009, SIGA notified the Investor of its intention to exercise its right to cause the Investor to invest $1,500,000 in SIGA pursuant to the terms of the Letter Agreement, as amended by the Extension Agreement, the consummation of such investment being subject to the negotiation and execution of mutually acceptable definitive documentation.

On April 30, 2009, the Investor funded $1,500,000 to SIGA pursuant to the terms of the Letter Agreement, as amended by the Extension Agreement, following the execution of definitive documents by and between SIGA and the Investor on such date.  SIGA intends to use the proceeds of the investment for general corporate purposes.

The foregoing summary descriptions of the Extension Agreement, the Commitment Warrants and the Letter Agreement are qualified in their entirety by reference to the Extension Letter attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein and to the Letter Agreement and Commitment Warrants attached as Exhibit 10.1 and Exhibit 10.2, respectively, to SIGA's Current Report on Form 8-K filed with the SEC on June 23, 2008.

The Investor is a significant holder of SIGA common stock and three of SIGA's Directors, Eric A. Rose M.D., Steven L. Fasman and Paul G. Savas, are also employees of the Investor.

Item 3.02    Unregistered Sales of Equity Securities.

On April 29, 2009, in exchange for the investment in SIGA by the Investor described in Item 1.01 to this Current Report on Form 8-K SIGA issued to the Investor 490,196 shares of SIGA common stock at a per share price of $3.06.

In connection with the foregoing, on even date, SIGA issued Consideration Warrants to the Investor to purchase 196,078 shares of SIGA common stock at an exercise price of $3.519 per share.  The Commitment Warrants will be exercisable until April 29, 2013. The foregoing summary of the Consideration Warrants is qualified in its entirety by reference to the form of Consideration Warrants filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 29, 2009, SIGA entered into a letter agreement (the “Dugary Appointment Letter”) with Ayelet Dugary changing her title from Acting Chief Financial Officer to Chief Financial Officer.   All other terms of Ms. Dugary’s employment remain unchanged.  The foregoing summary of the Dugary Appointment Letter is qualified in its entirety by reference to the Dugary Appointment Letter filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

10.1	Extension Agreement, dated as of April 29, 2009, by and between SIGA and the Investor.

10.2	Form of Consideration Warrants.

10.3	Dugary Appointment Letter, dated as of April 29, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        SIGA TECHNOLOGIES, INC.

                        By: /s/ Ayelet Dugary
                                                                                                       Ayelet Dugary
                       Chief Financial Officer

Date:  April 30, 2009